STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is GSGG Inc.

2. The Registered Office of the corporation in the State of Delaware is located at        8 The Green STE A                                                                   (street), in the City of Dover____________________________, County of Kent______________________

Zip Code 19901                    . The name of the Registered Agent at such address upon whom process against this corporation may be served is A Registered Agent, Inc.                                                                                                                                    .

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is 1,000,000,000

shares (number of authorized shares) with a par value of $ 0.0001          per share.

5. The name and mailing address of the incorporator are as follows:

Name Cheung Siu Chung

Mailing Address 31916 Del Cielo Este Apt.29 Bonsall, California

               ______________________Zip Code 92003-3920

By: /s/Cheung Siu Chung

                                                                                         Incorporator

                                                                                                   January 7, 2026

Name: Cheung Siu Chung

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